EXHIBIT (b)(5)

AMENDMENT NO. 4

TO

THE AMENDED AND RESTATED BY-LAWS

OF

EATON VANCE FLOATING-RATE INCOME TRUST

DATED August 13, 2020

(THE “BY-LAWS’)

WHEREAS, pursuant to authority expressly vested in the Board of Trustees of Eaton Vance Floating-Rate Income Trust (the “Fund”) by the Declaration of Trust of the Fund, the Board of Trustees of the Fund may transact the Fund’s affairs;

WHEREAS, Appendix I to the By-Laws establishes and fixes the rights and preferences of the Fund’s Variable Rate Term Preferred Shares (“VRTP Shares”);

WHEREAS, the Board of Trustees of the Fund adopted Amendment No. 1 to the By-Laws, effective July 7, 2023, to amend Appendix I to the By-Laws (as so amended, “Appendix I”);

WHEREAS, the Board of Trustees of the Fund adopted Amendment No. 2 to the By-Laws, effective July 8, 2024, to amend Appendix I;

WHEREAS, the Board of Trustees of the Fund has determined that it is in the best interest of the Fund to extend the Term Redemption Date of the Series L-2 VRTP Shares to January 25, 2027;

WHEREAS, the Board of Trustees of the Fund has approved the foregoing change; and

WHEREAS, the foregoing change has been consented to in writing by the sole holder of the Series L-2 VRTP Shares.

NOW THEREFORE, the undersigned officer of the Fund hereby certifies as follows:

1.	The Board of Trustees of the Fund has adopted resolutions to extend the Term Redemption Date of the Series L-2 VRTP Shares to January 25, 2027.

2.	Section 5 (“Term Redemption Date Applicable to Series”) of Appendix F to Appendix I, the Statement Designating Series L-2 VRTP Shares, is deleted in its entirety and replaced with the following:

Section 5. Term Redemption Date Applicable to Series.

The Term Redemption Date is January 25, 2027, subject to extension pursuant to Section 2.5(a) of the VRTP Amendment.

3.	Any capitalized terms used herein but not defined herein shall have the meanings given to such capitalized terms in Appendix I.
4.	Except as amended hereby, Appendix I remains in full force and effect.
5.	An original copy of this amendment shall be lodged with the records of the Fund and filed in such places as the Board of Trustees of the Fund deems appropriate.

(Signature Page Follows)

Dated this 14th day of July, 2025.

EATON VANCE FLOATING-RATE
INCOME TRUST

By: /s/ James F. Kirchner
 Name: James F. Kirchner
Title: Treasurer